EXHIBIT 99

                   PRESS RELEASE OF PROVIDENT NEW YORK BANCORP

                              DATED April 25, 2006

Provident
New York Bancorp

                                                Provident New York Bancorp
                                                400 Rella Boulevard
                                                Montebello, NY 10901-4243

                                                T 845.369.8040
                                                F 845.369.8255

                                                www.providentbanking.com




FOR IMMEDIATE RELEASE                           Stock Symbol:  PBNY
April 25, 2006                                  Traded on NASDAQ National Market

PROVIDENT BANK CONTACT:
Paul A. Maisch, EVP & Chief Financial Officer
Christina L. Maier, SVP & Controller
845.369.8040



                           PROVIDENT NEW YORK BANCORP
                                    ANNOUNCES
         QUARTERLY EARNINGS OF $4.4 MILLION, OR $0.11 PER DILUTED SHARE


MONTEBELLO,  NY - April 25, 2006 - Provident  New York Bancorp  (Nasdaq-National
Market: PBNY), the parent company of Provident Bank, today announced that for the three months ended March 31, 2006, net income was $4.4 million, or $0.11 per diluted share, compared to net income of $5.2 million, or $0.12 per diluted share, for the three months ended March 31, 2005. For the six months ended March 31, 2006 net income was $9.6 million, or $0.23 per diluted share, compared to net income of $10.2 million, or $0.23 per diluted share, for the six months ended March 31, 2005.

"While the rising rate environment impacted earnings as anticipated based on our projections, our investment and loan portfolios are structured with relatively short durations - a strategy which I am confident will improve our earnings performance going forward," said George Strayton, President and CEO. "In addition, I am pleased with the strong growth of our non-interest income which increased by 7.8% including securities gains in 2005."

"Clearly, our quarterly earnings reflect that over the past year, the movement of core deposits from passbooks and statement savings accounts to higher yielding deposit products has occurred at a faster pace than the re-pricing of loans and investments," added Strayton. "We believe the imbedded strength of our balance sheet will emerge over time based on our projections of an initial reduction in net interest income followed by a stabilized and then increasing net interest margin. So as interest rate increases begin to peak, we expect interest income from our loan and investment portfolios will increase faster than our interest expense on deposits. When considering our changing balance sheet along with this quarter's short-term expense adjustments, I believe our earnings prospects will continue to strengthen."

Provident New York Bancorp Press Release cont.


Second quarter summary follows:

     o 19.8% annualized increase in earning assets (4.9% for the quarter), with an overall 5.7% increase in total assets
     o    7.0% annualized growth in commercial loans (1.3% for the quarter)
     o    7.8% increase in non-interest income
     o    2.8% decrease in net interest income
     o    53 basis-point  increase in yield on earning assets
     o 641,400 shares of common stock repurchased as part of the Company's repurchase program
     o 6.3% overall increase in non-interest expense primarily due to a 274.4% increase in stock-based compensation expense due to:
          o The effect of implementing the Statement of Financial Accounting Standards (SFAS) No. 123R, which requires the expensing of stock option grants, resulting in a $232,000 expense for the quarter
          o The pre-tax expense of $388,000 for an adjustment to Employee Stock Ownership Plan (ESOP) expense due to additional shares released (see below).
          o A full quarter's expense of $452,000 related to restricted stock awards, which were granted in March 2005.

The ESOP expense increase reflects the release of the same number of shares for fiscal 2005 as in the past years. The additional expense for the quarter reflects an increased average stock price and a prior expectation that fewer shares would be released during the calendar year 2005, than were actually released.

Key Balance Sheet Changes at March 31, 2006 vs. September 30, 2005
------------------------------------------------------------------

     o Total assets at March 31, 2006, increased to $2.7 billion, up $148.3 million, or 5.7%, from September 30, 2005.
     o    Gross loans grew $43.5
          million to $1.4 billion, largely due to a $24.8 million, or 3.5%, increase in commercial loans.
     o Securities increased $99.5 million to $993.4 million, with mortgage-backed securities primarily contributing to the increase.
     o Interest bearing deposits grew $76.0 million to $1.4 billion and non-interest bearing deposits decreased $23.1 million to $362.0 million, reflecting the seasonality of our transaction account deposit base.
     o Non-performing assets increased $2.5 million from September 30, 2005, due primarily to two commercial loan relationships from the acquired Ellenville National Bank portfolio. We also charged off $770,000 of one of these relationships.
     o Equity decreased $7.9 million to $387.3 million as current earnings of $9.6 million were more than offset by the repurchase of 1,114,571 shares and an increase in other comprehensive loss on available-for-sale securities (SFAS #115) of $5.2 million to $13.6 million.
     o $1.0 million was reclassified from the allowance for loan losses to other liabilities, reflecting reserves required for contingent loan commitments (lines and letters of credit). This occurred during the second quarter in accordance with SFAS #114.

Provident New York Bancorp Press Release cont.


Key Operating Results - Quarter
-------------------------------

Net interest income decreased by 2.8%, or $595,000, to $20.8 million primarily as a result of a decrease in net interest margin, from 3.96% to 3.71%, and the additional cost from borrowings utilized to fund balance sheet changes and stock repurchases (net interest margin for the linked quarter ended December 31, 2005 was 3.78%). Income from loans and investments grew by $4.3 million, primarily due to increases in average balances, while additional borrowings utilized to fund loan and investment securities growth and stock repurchases, in addition to deposit migration into higher rate products, increased interest expense by $4.9 million.

Moreover, we continue our efforts to improve non-interest income, which increased by $301,000, or 7.8%. Such increases reflect our focus on generating additional sources of non-interest income, which tend to be less vulnerable to interest rate cycles and fluctuations.

Non-interest expense increased by $1.1 million from the prior year's quarter due primarily to a $1.2 million increase in stock-based compensation expense, as previously described. As a result of shifting our data processing operations in-house, which was a cost-control initiative, certain costs have been redistributed to salaries and benefits as well as occupancy and equipment. We continue to review opportunities to increase our operating efficiencies.

The Company's effective tax rate for the quarter ended March 31, 2006 was 32.5%, compared to 35.6% for the quarter ended March 31, 2005, reflecting higher utilization of tax-advantaged assets such as bank-owned life insurance and tax-exempt securities.

Key Operating Results - Year to Date
------------------------------------

Net interest income for the six-month period ended March 31, 2006 decreased by $1.2 million, or 2.9%, compared to the same period last year. Net interest income was negatively impacted due to a decline of 28 basis points in net interest margin.

The provision for loan losses was $600,000 for the six-month period this year compared to $300,000 for the six-month period ended March 31, 2005. The increase in the provision was made in order to maintain the allowance for loan losses at a level to absorb probable loan losses inherent in the existing portfolio.

The Company's focus on improving non-interest income, which is less susceptible to interest-rate fluctuations, is reflected in the increase of $638,000, or 8.1%, in this area. Income from our title insurance subsidiary and from our BOLI investments increased by $149,000 and $196,000, respectively.

Non-interest expense for the current year-to-date increased by $787,000, or 2.3%, compared to the same period last year. Stock-based compensation increased by $1.9 million, or 147%, of which $388,000 was the additional ESOP charge previously mentioned and $368,000 was for the acceleration of certain restricted stock awards, as well as stock option expenses under new accounting rules of $599,000. The movement of our data processing operations in-house in November 2005 is primarily responsible for a $740,000 decrease in data and check processing costs, which is offset by related increases in compensation and occupancy costs.

Provident New York Bancorp Press Release cont.


The Company's effective tax rate for the six months ended March 31, 2006 was 32.8%, compared to 35.9% for the six-month period ended March 31, 2005. A key factor in the lower rate is the shifting to tax-exempt securities, which represented 10.7% of the average securities portfolio for the current six-month period, compared to 5.5% of the average securities portfolio for the prior fiscal year's period.

Subsequent Event
----------------

On April 13, 2006, the Company entered into a definitive agreement to acquire substantially all the assets of an investment management company for which it will pay $5 million, 50% of which will be in stock. We expect this acquisition to enhance our non-interest income. The transaction is expected to close during the third quarter of the Company's fiscal year.




Note:

In addition to historical information, this earnings release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Provident New York Bancorp Press Release cont.


Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF
FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)


                                                                        March 31,               September 30,             March 31,
                                                                        ---------               ------------              ---------
                                                                          2006                       2005                    2005
                                                                          ----                       ----                    ----
Assets:
Cash and due from banks                                                  $ 55,110                   $ 64,117              $ 50,039
Total securities                                                          993,401                    893,901               898,610
Loans held for sale                                                           460                        ---                   653
Loans:
       One- to- four family residential mortgage loans                    463,003                    456,794               437,386
       Commercial real estate, commercial business
             and construction loans                                       738,276                    713,471               697,110
      Consumer loans                                                      204,317                    191,808               167,721
                                                                       ----------                   --------            ----------
                  Total gross loans                                     1,405,596                  1,362,073             1,302,217
      Allowance for loan losses                                           (20,093)                   (22,008)              (22,249)
                                                                       ----------                   --------            ----------
                  Total loans, net                                      1,385,503                  1,340,065             1,279,968
                                                                       ----------                   --------            ----------
Federal Home Loan Bank stock, at cost                                      27,260                     21,333                20,569
Premises and equipment, net                                                32,461                     32,101                29,081
Goodwill                                                                  157,526                    157,656               158,132
Core deposit intangible                                                    12,122                     13,770                13,902
Bank owned life insurance                                                  38,475                     37,667                27,176
Other assets                                                               43,310                     36,752                39,983
                                                                       ----------                   --------            ----------
                   Total assets                                        $2,745,628                 $2,597,362            $2,518,113
                                                                       ==========                 ==========            ==========
Liabilities:
     Deposits:
          Demand deposits                                              $  378,182                 $  407,662            $  362,098
          NOW deposits                                                    143,381                    143,363               135,780
                                                                       ----------                   --------            ----------
                    Total transaction accounts                                                       551,025               497,878
                                                                          521,563
          Savings and money market deposits                               668,958                    703,765               771,458
          Certificates of deposit                                         588,768                    471,611               414,943
                                                                       ----------                   --------            ----------
                    Total deposits                                      1,779,289                  1,726,401             1,684,279
                                                                       ----------                   --------            ----------
     Borrowings                                                           546,210                    442,203               395,452
     Mortgage escrow funds and other                                       32,836                     33,601                29,612
                                                                       ----------                   --------            ----------
                    Total liabilities                                   2,358,335                  2,202,205             2,109,343
Stockholders' equity                                                      387,293                    395,157               408,770
                                                                       ----------                   --------            ----------
                    Total liabilities and stockholders' equity         $2,745,628                 $2,597,362            $2,518,113
                                                                       ==========                 ==========            ==========

Shares of common stock outstanding at period end                       42,424,255                 43,505,659            45,505,378
Book value per share                                                        $9.13                      $9.08                 $8.98


Provident New York Bancorp Press Release cont.

Provident New York Bancorp and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)


                                                                      Three Months Ended               Six Months Ended
                                                                          March 31,                        March 31,
                                                                     2006            2005            2006            2005
                                                                     ----            ----            ----            ----
  Interest and dividend income:
       Loans                                                          $22,940         $19,506           45,126          $38,919
       Securities                                                       9,267           8,641           17,896           17,027
       Other earning assets                                               358             137              656              350
                                                                      -------         -------          -------          -------
  Total interest and dividend income                                   32,565          28,284           63,678           56,296
                                                                      -------         -------          -------          -------
  Interest expense:
       Deposits                                                         6,096           3,494           11,354            6,913
       Borrowings                                                       5,643           3,369           10,439            6,261
                                                                      -------         -------          -------          -------
  Total interest expense                                               11,739           6,863           21,793           13,174
                                                                      -------         -------          -------          -------
  Net interest income                                                  20,826          21,421           41,885           43,122
  Provision for loan losses                                               300             150              600              300
                                                                      -------         -------          -------          -------
  Net interest income after provision for loan losses                  20,526          21,271           41,285           42,822
                                                                      -------         -------          -------          -------
  Non-interest income:
       Deposit fees and service charges                                 2,531           2,405            5,199            4,940
       Loan fees and late charges                                         312             248              712              631
       Net gain on sales of securities available for sale                 ---             263              ---              317
       Net gain on sales of loans                                          86              21               67               80
       Title insurance fees                                               390             300              807              658
       Bank owned life insurance                                          394             295              807              611
       Other                                                              429             309              912              629
                                                                      -------         -------          -------          -------
  Total non-interest income                                             4,142           3,841            8,504            7,866
                                                                      -------         -------          -------          -------
  Non-interest expense:
       Compensation and employee benefits                               8,351           7,955           16,191           15,787
       Stock-based compensation plans                                   1,670             446            3,182            1,286
       Occupancy and office operations                                  3,015           2,459            5,652            4,607
       Advertising and promotion                                          402             650              994            1,812
       Professional fees                                                  795             610            1,649            1,279
       Data and check processing                                          789           1,158            1,666            2,406
       Merger integration costs                                           ---             341              ---              721
       Amortization of intangible assets                                  811             990            1,648            2,117
       ATM/debit card expense                                             338             304              683              630
       Other                                                            1,974           2,155            3,897            4,130
                                                                      -------         -------          -------          -------

  Total non-interest expense                                           18,145          17,068           35,562           34,775
                                                                      -------         -------          -------          -------

  Income before income tax expense                                      6,523           8,044           14,227           15,913
  Income tax expense                                                    2,118           2,864            4,663            5,718
                                                                      -------         -------          -------          -------
  Net income                                                          $ 4,405         $ 5,180          $ 9,564          $10,195
                                                                      =======         =======          =======          =======
  Per common share:
       Basic earnings                                                   $0.11           $0.12            $0.23            $0.23
       Diluted earnings                                                  0.11           $0.12            $0.23             0.23
       Dividends declared                                                0.05           0.045            $0.10             0.08

  Weighted average common shares:
       Basic                                                       40,939,326      43,868,765       41,069,557       44,098,312
       Diluted                                                     41,406,485      44,439,229       41,541,154       44,687,028


Provident New York Bancorp Press Release cont.




Selected Financial Condition Data:                                                Three Months Ended
                                                 ---------------------------------------------------------------------------------

(in 000's except share and per share data)          3/31/2006         12/31/05        09/30/05         06/30/05        03/31/05
                                                 ---------------  --------------- ---------------- --------------- ---------------
                                                                                     (In thousands)
End of Period
-------------
Total assets                                     $     2,745,628  $     2,629,835 $     2,597,362  $    2,559,378  $     2,518,113
Loans, gross (1)                                       1,405,596        1,387,148       1,362,073       1,314,716        1,302,217
Securities available for sale                            926,037          832,578         822,952         845,451          833,828
Securities held to maturity                               67,364           65,949          70,949          71,194           64,782
Bank owned life insurance                                 38,475           38,080          37,667          37,256           27,176
Goodwill and core deposit intangibles                    169,648          170,589         171,426         172,880          172,034
Other non-earning assets                                  75,771           68,190          68,853          66,795           69,064
Deposits                                               1,779,289        1,675,312       1,726,401       1,748,270        1,684,279
Borrowings                                               546,210          533,843         442,203         377,626          395,452
Equity                                                   387,293          392,579         395,157         399,694          408,770

Average Balances
----------------
Total assets                                     $     2,664,774  $     2,603,777 $     2,568,851  $    2,524,925  $     2,532,840
Loans, gross:
   Real estate- residential mortgage                     457,030          453,018         439,242         433,938          435,208
   Real estate- commercial mortgage                      514,089          502,435         490,107         492,760          486,587
   Real estate- construction & land development           78,176           69,314          75,434          72,778           69,326
   Commercial and industrial                             147,775          146,116         146,982         139,115          137,658
   Consumer loans                                        199,014          192,819         183,750         169,801          165,172
Loans total                                            1,396,084        1,363,702       1,335,515       1,308,392        1,293,951
Securities (taxable)                                     825,284          797,115         808,057         833,718          874,647
Securities (non-taxable)                                 100,693           94,324          86,258          65,239           50,687
Total earning assets                                   2,330,822        2,259,617       2,227,680       2,204,193        2,217,679
Non earning assets                                       333,952          344,160         341,171         320,732          315,161
Non-interest bearing checking                            362,955          382,009         374,432         348,387          337,622
Interest bearing NOW accounts                            141,064          138,273         149,061         160,234          156,838
Total transaction accounts                               504,019          520,282         523,493         508,621          494,460
Savings and money market accounts                        670,253          692,932         742,938         764,071          788,528
Certificates of deposit                                  521,399          488,517         472,081         458,023          393,508
Total deposits                                         1,695,671        1,701,731       1,738,512       1,730,715        1,676,496
Total interest bearing deposits                        1,332,716        1,319,722       1,364,080       1,382,328        1,338,874
Borrowings                                               556,201          485,800         409,596         384,073          417,952
Equity                                                   390,958          392,037         397,645         394,827          419,859
Other comprehensive loss (SFAS 115),
      reflected in equity                                (9,992)         (10,269)         (5,370)         (6,012)          (3,319)

Selected Operating Data:

Condensed Tax Equivalent Income Statement
-----------------------------------------
Interest and dividend income                     $        32,565  $        31,113 $        30,062  $       28,911  $        28,284
Tax equivalent adjustment*                                   508              477             417             321              259
Interest expense                                          11,739           10,054           8,584           7,643            6,863
                                                 ---------------  --------------- ---------------  --------------  ---------------
  Net interest income (tax equivalent)                    21,334           21,536          21,895          21,589           21,680
Provision for loan losses                                    300              300             225             225              150
                                                 ---------------  --------------- ---------------  --------------  ---------------
  Net interest income after provision for loan
  losses                                                  21,034           21,236          21,670          21,364           21,530
Non-interest income                                        4,142            4,355           4,610           5,433            3,841
Non-interest expense                                      18,145           17,409          17,665          18,141           17,068
                                                 ---------------  --------------- ---------------  --------------  ---------------
Income before income tax expense                           7,031            8,182           8,615           8,656            8,303
Income tax expense (tax equivalent)                        2,626            3,022           3,227           2,997            3,123
                                                 ---------------  --------------- ---------------  --------------  ---------------
  Net income                                     $         4,405  $         5,160 $         5,388  $        5,659  $         5,180
                                                 ===============  =============== ===============  ==============  ===============



(1) Does not reflect allowance for loan losses of $20,093, $21,819, $22,008 $22,252 and $22,249.
 *  Tax exempt income assumed at a 35% federal rate.

Provident New York Bancorp Press Release cont.



                                                                                     Three Months Ended
                                                 ---------------------------------------------------------------------------------
                                                     03/31/06         12/31/05        09/30/05        06/30/05         03/31/05
                                                 ---------------  --------------- --------------- ---------------  ---------------
Performance Ratios (annualized)
-------------------------------
Return on Average Assets                                  0.67%            0.79%           0.83%           0.90%            0.83%
Return on Average Equity                                  4.57%            5.22%           5.38%           5.75%            5.00%
Non-Interest Income to Average Assets                     0.62%            0.66%           0.71%           0.86%            0.62%
Non-Interest Expense to Average Assets                    2.72%            2.65%           2.73%           2.88%            2.73%
Operating efficiency                                      72.7%            68.5%           67.7%           67.9%            67.6%

Analysis of Net Interest Income
-------------------------------
Yield on:
Loans                                                     6.77%            6.56%           6.51%           6.33%            6.22%
Investment Securities- Tax Equivalent                     4.28%            4.06%           3.85%           3.88%            3.90%
Earning Assets- Tax Equivalent                            5.75%            5.55%           5.43%           5.32%            5.22%
Cost of:
Interest Bearing Deposits                                 1.86%            1.58%           1.40%           1.27%            1.06%
Borrowings                                                4.11%            3.92%           3.64%           3.43%            3.27%
Interest Bearing Liabilities                              2.52%            2.21%           1.92%           1.74%            1.58%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent
Basis                                                     3.23%            3.34%           3.51%           3.58%            3.64%
Net Interest Margin- Tax Equivalent Basis                 3.71%            3.78%           3.90%           3.93%            3.96%

Capital Information Data
------------------------
Tier 1 Leverage Ratio- Bank Only                          7.43%            8.37%           8.20%           8.30%            8.20%
Tier 1 Risk-Based Capital- Bank Only           $        191,775  $       206,062 $       198,828 $       198,535  $       193,042
Total Risk-Based Capital- Bank Only                     211,868          227,713         220,122         219,271          213,410
Tangible Capital Consolidated                  $        217,645  $       221,990 $       223,731 $       226,814  $       236,736
Tangible Capital as a % of Tangible Assets                8.45%            9.03%           9.22%           9.50%           10.09%
Shares Outstanding                                   42,424,255       43,044,299      43,505,659      43,848,778       45,505,378
Shares Repurchased Per Stock Repurchase Program         641,400          473,171         343,200       1,656,600        1,187,800
Basic weighted common shares outstanding             40,939,326       41,193,958      41,513,219      42,440,624       43,868,765
Diluted common shares outstanding                    41,406,485       41,670,008      42,141,403      43,073,358       44,439,229
Per Common Share:
Basic Earnings                                 $           0.11  $          0.13 $          0.13 $          0.13  $          0.12
Diluted Earnings                                           0.11             0.12            0.13            0.13             0.12
Dividends Paid                                             0.05             0.05           0.045           0.045             0.04
Book Value                                                 9.13             9.12            9.08            9.11             8.98
Tangible Book Value                                        5.13             5.16            5.14            5.17             5.20

Asset Quality Measurements
--------------------------
Non-performing loans  (NPLs)                   $          4,144  $         5,054 $         1,641 $         3,249  $         2,767
Non-performing assets (NPAs)                              4,234            5,145           1,733           3,342            2,860
Net Charge-offs                                             992              489             469             222               66
Net Charge-offs as % of average loans
(annualized)                                              0.28%            0.14%           0.14%           0.07%            0.02%
NPLs as % of total loans                                  0.29%            0.36%           0.12%           0.25%            0.21%
NPAs as % of total assets                                 0.15%            0.20%           0.07%           0.13%            0.11%
Allowance for loan losses as % of NPLs                     485%             432%           1341%            685%             804%
Allowance for loan losses as % of total loans             1.43%            1.57%           1.62%           1.69%            1.71%

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